TIAA-CREF Funds Equity Funds
Form N-SAR for the annual period ended April 30, 2015


Item 77 Q1. Other Exhibits

Amendment to the Investment Management Agreement

On February 26, 2015, under Conformed Submission 485BPOS, accession number, 0000930413-15-000874, a copy of the Amendment dated May 1, 2014 (the Amendment) to the Form of Investment Management Agreement for TIAA-CREF Funds between Teachers Advisors, Inc. and the TIAA-CREF Funds (the Trust) was previously filed with the SEC as exhibit 99.D(63) to the Trust's Registration Statement. The Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(e) of Form N-SAR.

Amendment to the Investment Management Agreement

On February 26, 2015, under Conformed Submission 485BPOS, accession number, 0000930413-15-000874, a copy of the Form of Amendment dated September 26, 2014 (the Amendment) to the Form of Investment Management Agreement for TIAA-CREF Emerging Markets Debt Fund, TIAA-CREF Lifecycle 2060 Fund and the TIAA-CREF Lifecycle Index 2060 Fund between Teachers Advisors, Inc. and the TIAA-CREF Funds (the Trust) was previously filed with the SEC as exhibit 99.D(65) to the Trust's Registration Statement. The Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(e) of Form N-SAR.

Amendment to the Investment Management Agreement

On February 26, 2015, under Conformed Submission 485BPOS, accession number, 0000930413-15-000874, a copy of the Amendment dated March 1, 2015
(the Amendment) to the Form of Amended and Restated Investment Management Agreement for TIAA-CREF Funds between Teachers Advisors, Inc. and the TIAA-CREF Funds (the Trust) was previously filed with the SEC as exhibit 99.D(68) to the Trust's Registration Statement. The Amendment is incorporated herein by reference as an exhibit to Sub-Item 77Q1(e) of Form N-SAR.